As filed with the Securities and Exchange Commission on October 22, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________

FORM S-8

 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

  _____________________

SMART GLOBAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	3674	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands
(Address of Principal Executive Offices)
_____________________
SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan (Full Title of the Plan)
Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560
(Name and address of agent for service)
(510) 623-1231
(Telephone Number, Including Area Code, of Agents for Service)

    _____________________

With copies to:
Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Bruce Goldberg Vice President, Chief Legal Officer and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560 Telephone: (510) 624-8159

  _____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Ordinary shares, $0.03 par value per share, to be issued under the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan, as amended	637,772	$ 25.19	$ 16,065,476.68	$ 1,752.75
Ordinary shares, $0.03 par value per share, to be issued under the SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan	300,000	$ 25.19	$ 7,557,000.00	$ 824.47
Total	910,485			$ 2,577.22
(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s ordinary shares, $0.03 par value per share, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s ordinary shares on October 20, 2020.
(3)	Rounded up to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, SMART Global Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 610,485 additional ordinary shares under the Registrant's Amended and Restated 2017 Share Incentive Plan (the “2017 Plan”) and 300,000 additional shares under the Registrant’s 2018 Employee Share Purchase Plan (the “ESPP”) pursuant to the provisions of such plans providing for an annual increase in the number of shares reserved for issuance thereunder, and, for the 2017 Plan, 27,287 additional ordinary shares previously covered by awards under that plan that subsequently became available for new awards pursuant to Section 4(a) of the 2017 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the SEC on June 8, 2017 (Registration No. 333-218605), November 13, 2017 (Registration No. 333-221534), March 23, 2018 (Registration No. 333-223880), September 20, 2018 (Registration No. 333-227449), March 28, 2019 (Registration No. 333-230578) and November 6, 2019 (Registration No. 333-234541).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
5.1*	Opinion of Maples and Calder

23.1*	Consent of Independent Registered Public Accounting Firm of SMART Global Holdings, Inc.

23.2*	Consent of Maples and Calder (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (1)

99.2	Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan (2)

99.3	SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan (3)

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*       Filed herewith.

(1) Filed as Exhibit 10.23 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.

(2) Filed as Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on December 14, 2018, and incorporated herein by reference.

(3) Filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on December 15, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the twenty-second day of October, 2020.

SMART Global Holdings, Inc.

By:	/s/ Jack Pacheco
	Name:	Jack Pacheco
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Mark Adams, Jack Pacheco and Bruce Goldberg as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Mark Adams	Chief Executive Officer (Principal Executive Officer and Director)	October 22, 2020
Mark Adams
/s/ Jack Pacheco	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2020
Jack Pacheco
/s/ Ajay Shah	Executive Chairman of the Board of Directors	October 22, 2020
Ajay Shah
/s/ Randy Furr	Director	October 22, 2020
Randy Furr
/s/ Kenneth Hao	Director	October 22, 2020
Kenneth Hao
/s/ Bryan Ingram	Director	October 22, 2020
Bryan Ingram
/s/ Sandeep Nayyar	Director	October 22, 2020
Sandeep Nayyar
/s/ Mukesh Patel	Director	October 22, 2020
Mukesh Patel
/s/ Maximiliane Straub	Director	October 22, 2020
Maximiliane Straub
/s/ Jason White	Director	October 22, 2020
Jason White